                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Corporate Office Properties Trust
              -----------------------------------------------------
               (Exact name of Registrant specified in its Charter)


               Maryland                        23-2947217
  ---------------------------------       --------------------
                (State of                    (IRS Employer
    Incorporation or Organization)         Identification No.)


     8815 Centre Park Drive, Suite 400
            Columbia, Maryland                         21045
 --------------------------------------------       -------------
  (Address of principal executive offices)           Zip Code

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. |X|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.|_|

Securities Act registration statement file number
to which this form relates:                     333-71807
                                                ---------

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

        Title of Each Class                          Name of Each Exchange on
        to be so Registered                    Which Each Class is to be Registered
        -------------------                    ------------------------------------
   Series F Cumulative Redeemable
Preferred Shares of Beneficial Interest,
      $0.01 par value per share                      New York Stock Exchange
----------------------------------------       ------------------------------------

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None
                               -----------------
                                (Title of class)


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Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

          The description of Registrant's Series F Cumulative Redeemable Preferred Shares of Beneficial Interest to be registered is incorporated by reference to Registrant's prospectus supplement to prospectus dated November 1, 2000, which was filed on September 7, 2001, with the Securities and Exchange Commission on Form 424(b)(5) (File No. 333-71807).

Item 2.   Exhibits.
          --------

          3.1 Amended and Restated Declaration of Trust of Registrant (filed with Registrant's Registration Statement on Form S-4 (File No.
               333-45649) and incorporated herein by reference).

          3.2  Bylaws of Registrant (filed with Registrant's Registration
               Statement on Form S-4 (File No. 333-45649) and incorporated herein by reference).

          3.3  Articles Supplementary of Registrant's Series A Convertible
               Preferred Shares, dated September 28, 1998 (filed with
               Registrant's Current Report on Form 8-K on October 13, 1998 and incorporated herein by reference).

          3.4  Articles Supplementary of Registrant's Series B Cumulative
               Redeemable Preferred Shares, dated July 2, 1999 (filed with
               Registrant's Current Report on Form 8-K on July 7, 1999 and incorporated herein by reference).

          3.5  Articles Supplementary of Registrant's Series D Cumulative
               Convertible Redeemable Preferred Shares, dated January 25, 2001
               (filed with Registrant's Annual Report on Form 10-K on March 22,
               2001 and incorporated herein by reference).

          3.6  Articles Supplementary of Registrant's Series E Cumulative
               Redeemable Preferred Shares, dated April 3, 2001 (filed with
               Registrant's Current Report on Form 8-K on April 4, 2001 and incorporated herein by reference).

          3.7  Form of Articles Supplementary of Registrant's Series F
               Cumulative Redeemable Preferred Shares of Beneficial Interest.

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        CORPORATE OFFICE PROPERTIES TRUST



                                        By:      /s/  John H. Gurley
                                                 ------------------------------
                                        Name:    John H. Gurley
Dated: September 10, 2001               Title:   Senior Vice President and
                                                 General Counsel